UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
December 13, 2005
(Date of Earliest Event Reported: December 8, 2005)
EL PASO CGP COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-7176	74-1734212
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices)(Zip Code)

Item 2.01  Completion of Acquisition or Disposition of Assets.
      On December 8, 2005, El Paso Corporation, our parent company, completed the sale of its interests in four power plants located in China to Genting Power China Limited for approximately $70 million. These plants included the Nanjing power plant in Nanjing City, Jiangsu Province, the Suzhou power plant in Suzhou City, Jiangsu Province, and the Wuxi power plant in Wuxi City, Jiangsu Province. We held an 80-percent indirect ownership interest in the Nanjing power plant, a 60-percent indirect ownership interest in the Suzhou power plant, and a 60-percent indirect ownership interest in the Wuxi power plant. A copy of the press release announcing the closing of the sale is attached as Exhibit 99.A.
Item 9.01  Financial Statements and Exhibits.
      (b)  Pro Forma Financial Information
      On December 2, 2005, we filed a Current Report on Form 8-K that included unaudited pro forma financial statements adjusted for the effect of the anticipated sale of our interests in our Asian power asset portfolio, which included our unconsolidated interests in the Nanjing, Suzhou and Wuxi China power plants. A description of the pro forma adjustments reflecting the anticipated sale of our entire Asian power asset portfolio is included in that Form 8-K filed December 2, 2005, and is incorporated herein by reference.
      (c)  Exhibits

Exhibit
Number	Description
99.A.	Press Release dated December 8, 2005.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CGP COMPANY

By: /s/ John R. Sult
_________________________________________ John R. Sult
Senior Vice President and Controller
(Principal Accounting Officer)
Dated: December 13, 2005

INDEX TO EXHIBIT

Exhibit
Number	Description
99.A.	Press Release dated December 8, 2005.